UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2016
(Date of earliest event reported)

ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)
(914) 641-2000 Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2016, ITT Inc., an Indiana corporation (“ITT”) and certain wholly-owned subsidiaries of ITT (each a “Borrowing Subsidiary” and, together with ITT, the “Borrowers”), entered into the First Amendment, dated November 29, 2016 (the “Amendment”), to the Five-Year Competitive Advance and Revolving Credit Facility Agreement, with JPMorgan Chase Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the lenders from time to time party thereto (“Lenders”). The Amendment amends the Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014, among the Borrowers, the Administrative Agent and the Lenders, as amended by the Instrument of Assumption and Amendment dated as of May 16, 2016 (the “2014 Credit Agreement”).

Pursuant to the Amendment, the Lenders agreed to modify the terms in respect of the 2014 Credit Agreement to extend the maturity date from November 25, 2019 to November 25, 2021.

The interest rates for all loans under the 2014 Credit Agreement, as well as the fees associated with drawn amounts, remain the same following the Amendment. In connection with entering into the Amendment, the Borrowers paid certain participation fees to the Lenders and certain arrangement fees to the Administrative Agent.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of (i) the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, (ii) the Instrument of Assumption and Amendment dated as of May 16, 2016, which was filed as Exhibit 10.1 to ITT’s Current Report on Form 8-K filed on May 16, 2016, and (iii) the 2014 Credit Agreement, which was filed as Exhibit 10.1 to ITT’s Current Report on Form 8-K filed on November 25, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

Exhibit No.	Description
10.1	Amendment to Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 29, 2016 among ITT Inc. and the Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT INC. (Registrant)

November 29, 2016	By:	/s/ Mary E. Gustafsson
Name: Mary E. Gustafsson
Title: Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)